Exhibit 99.1

Green Thumb Industries Reports Third Quarter 2024 Results

CHICAGO and VANCOUVER, British Columbia, November 7, 2024 (GLOBE NEWSWIRE) – Green Thumb Industries Inc. (“Green Thumb” or the “Company”) (CSE: GTII) (OTCQX: GTBIF), a leading national cannabis consumer packaged goods company and owner of RISE Dispensaries, today reported its financial results for the quarter ended September 30, 2024. Financial results are reported in accordance with U.S. generally accepted accounting principles (“GAAP”) and all currency is in U.S. dollars.

Highlights for the third quarter and nine months ended September 30, 2024:

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Third quarter revenue of $287 million increased 4% year-over-year.
•
Cash at quarter end totaled $174 million.
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Third quarter GAAP net income of $9 million or $0.04 per basic and diluted share.
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Third quarter Adjusted EBITDA of $89 million or 31% of revenue.
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Nine months cash flow from operations of $152 million, net of $88 million of tax payments.
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Opened four RISE Dispensaries in the quarter: three in Florida and one in New York.
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Entered into a $150 million 5-year credit facility at an industry-leading interest rate of SOFR +5.00%.
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Retired $225 million senior secured debt, due April 30, 2025.
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Authorized $50 million for the repurchase of Subordinate Voting Shares from September 23, 2024 to September 22, 2025.

See definitions and reconciliation of non-GAAP measures elsewhere in this release.

Management Commentary

“In the third quarter, our team delivered impressive results, including $287 million in revenue, Adjusted EBITDA of $89 million or 31% of revenue, and $48 million of cash flow from operations. Importantly, that cash flow from operations is after paying $35 million in taxes in the quarter,” said Green Thumb Founder, Chairman and Chief Exec utive Officer Ben Kovler. “This quarter we achieved a major milestone for our Company and the cannabis industry broadly when we entered a five-year, $150 million syndicated bank loan facility. This transaction strengthens our balance sheet by allowing us to retire our previous $225 million senior secured debt that matured in 2025. The new facility matures in 2029, giving us five years of valuable time to continue executing our growth strategy. Following this transaction, we plan to double down on our efforts to build brands that Americans want and love. As we begin our second decade as a company, we are even more confident in the future of cannabis in America as a means for well-being, and America needs a healthy dose of well-being now more than ever. Good news, it’s still Day One — every day.”

Green Thumb President Anthony Georgiadis added, “We are incredibly proud of our team and the results they delivered this quarter. In addition to launching legal sales in Ohio in early August and opening four new RISE Dispensaries, we continued to make meaningful market share gains across our Consumer Packaged Goods brand portfolio in a number of states. As we look ahead to the balance of the year and 2025, we are confident that our focus on operational excellence, superior product quality, and brands that resonate with consumers is a winning combination for Green Thumb.”

Third Quarter 2024 Financial Overview

Total revenue for the third quarter 2024 was $286.9 million, up 4.2% from the prior year period. Revenue growth in the third quarter was primarily driven by increased retail and consumer packaged goods sales in 13 incremental RISE Dispensaries since the prior year period, continued growth in existing markets such as New York and Maryland, and the addition of adult-use sales in Ohio. The increase was partially offset by continued price compression in certain markets.

Retail revenue for the third quarter 2024 increased 0.3% versus the third quarter 2023. Third quarter 2024 comparable sales (stores open at least 12 months) decreased 2.7% versus the prior year on a base of 82 stores. Consumer Packaged Goods’ gross revenue increased 10.0% versus the third quarter of 2023.

Green Thumb Industries Inc.

Gross profit for the third quarter 2024 was $147.6 million or 51.4% of revenue compared to $133.8 million or 48.6% of revenue year-over-year. The Company was able to offset price compression headwinds through operational efficiencies as well as favorable pricing on the purchase of Retail inventory.

Total selling, general and administrative expenses for the third quarter were $105.0 million or 36.6% of revenue, compared to $84.8 million or 30.8% of revenue for the third quarter 2023. The increase in total expenses was primarily due to costs associated with ongoing claims and litigation as well as employee compensation during the current period.

Net income attributable to the Company for the third quarter 2024 was $8.6 million or $0.04 per basic and diluted share, compared to net income of $10.5 million, or income of $0.05 per basic and diluted share in the prior year period.

In the third quarter 2024, EBITDA was $71.1 million or 24.8% of revenue versus $74.7 million or 27.1% of revenue for the comparable period. Adjusted EBITDA, which excluded non-cash stock-based compensation of $8.3 million and other non-operating adjustments of $9.7 million, was $89.2 million or 31.1% of revenue as compared to $83.0 million or 30.1% of revenue for the third quarter 2023.

For additional information on these non-GAAP financial measures, see below under “Non-GAAP Financial Information.”

Balance Sheet and Liquidity

As of September 30, 2024, current assets were $391.9 million, including cash and cash equivalents of $173.6 million. Total debt outstanding was $255.6 million.

Total basic and diluted weighted average shares outstanding for the three months ended September 30, 2024, were 236.3 million shares and 238.3 million shares, respectively.

Capital Allocation

On September 13, the Company’s Board of Directors authorized up to $50 million to be used to repurchase up to 10,573,860 of the Company’s Subordinate Voting Shares from September 23, 2024 through September 22, 2025.

Under the Company’s previous share repurchase program that expired on September 10, 2024, the Company repurchased a total of approximately 6.6 million shares for $73.3 million.

Business Developments

During the third quarter 2024, the Company opened four retail stores:

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RISE Dispensary Jacksonville, Florida; profits from the grand opening were donated to Minorities for Medical Marijuana (M4MM).
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RISE Dispensary East Syracuse, New York; profits from the grand opening were donated to We Rise Above The Streets Recovery Outreach Inc.

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RISE Dispensary Tallahassee, Florida on Mahan Drive; profits from the grand opening were donated to the Minorities for Medical Marijuana (M4MM).
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RISE Dispensary Tallahassee, Florida on Tennessee Street; profits from the grand opening were donated to the Minorities for Medical Marijuana (M4MM).

In addition to the four new retail locations, legal cannabis sales launched in Ohio on August 6 at all five RISE Dispensaries in Ohio.

Green Thumb Industries Inc.

Non-GAAP Financial Information

This press release includes certain non-GAAP financial measures as defined by the U.S. Securities and Exchange Commission. Reconciliations of these non-GAAP financial measures to the most directly comparable financial measure calculated and presented in accordance with GAAP are included in the financial schedules attached to this press release. This information should be considered as supplemental in nature and not as a substitute for, or superior to, any measure of performance prepared in accordance with GAAP.

Definitions

EBITDA: Earnings before interest, taxes, other income or expense and depreciation and amortization.

Adjusted EBITDA: Earnings before interest, taxes, depreciation, and amortization, adjusted for other income, non-cash stock-based compensation, one-time transaction related expenses, or other non-operating costs.

Conference Call and Webcast

Green Thumb will host a conference call on Thursday, November 7, 2024, at 5:00 pm ET to discuss its third quarter 2024 financial results for the quarter ended September 30, 2024. The earnings call may be accessed by dialing 844-883-3895 (toll-free) or 412-317-5797 (international). A live audio webcast of the call will also be available on the Investor Relations section of Green Thumb’s website at https://investors.gtigrows.com and will be archived for replay.

About Green Thumb Industries

Green Thumb Industries Inc. (“Green Thumb”), a national cannabis consumer packaged goods company and retailer, promotes well-being through the power of cannabis while giving back to the communities in which it serves. Green Thumb manufactures and distributes a portfolio of branded cannabis products including &Shine, Beboe, Dogwalkers, Doctor Solomon’s, Good Green, incredibles and RYTHM. The company also owns and operates rapidly growing national retail cannabis stores called RISE. Headquartered in Chicago, Illinois, Green Thumb has 20 manufacturing facilities, 98 open retail locations and operations across 14 U.S. markets. Established in 2014, Green Thumb employs approximately 4,800 people and serves millions of patients and customers each year. More information is available at www.gtigrows.com.

Green Thumb Industries Inc.

Cautionary Note Regarding Forward-Looking Information

This press release contains statements that we believe are, or may be considered to be, “forward-looking statements.” All statements other than statements of historical fact included in this document regarding the prospects of our industry or our prospects, plans, financial position or business strategy may constitute forward-looking statements. In addition, forward-looking statements generally can be identified by the use of forward-looking words such as “may,” “will,” “expect,” “intend,” “estimate,” “foresee,” “opportunity,” “project,” “potential,” “risk,” “anticipate,” “believe,” “plan,” “forecast,” “continue,” “suggests” or “could” or the negative of these terms or variations of them or similar terms or expressions of similar meaning. Furthermore, forward-looking statements may be included in various filings that we make with the Securities and Exchange Commission (the “SEC”), or oral statements made by or with the approval of one of our authorized executive officers. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we cannot assure you that these expectations will prove to be correct. These forward-looking statements are subject to certain known and unknown risks and uncertainties, as well as assumptions that could cause actual results to differ materially from those reflected in these forward-looking statements. These known and unknown risks include, without limitation: cannabis remains illegal under U.S. federal law, and enforcement of cannabis laws could change; the Company may be subject to action by the U.S. federal government; state regulation of cannabis is uncertain; the Company may not be able to obtain or maintain necessary permits and authorizations; the Company may be subject to heightened scrutiny by Canadian regulatory authorities; the Company may face limitations on ownership of cannabis licenses; the Company may become subject to U.S. Food and Drug Administration or the U.S. Bureau of Alcohol, Tobacco, Firearms, and Explosives regulation; cannabis businesses are subject to applicable anti-money laundering laws and regulations and have restricted access to banking and other financial services; the Company may face difficulties acquiring additional financing; the Company faces intense competition; the Company faces competition from unregulated products; the Company is dependent upon the popularity and consumer acceptance of its brand portfolio; the Company lacks access to U.S. bankruptcy protections; the Company operates in a highly regulated sector and may not always succeed in complying fully with applicable regulatory requirements in all jurisdictions where it carries on business; the Company has limited trademark protections; the Company may face difficulties in enforcing its contracts; cannabis businesses are subject to unfavorable tax treatment; cannabis businesses may be subject to civil asset forfeiture; the Company is subject to proceeds of crime statutes; the Company faces exposure to fraudulent or illegal activity; the Company’s use of joint ventures may expose it to risks associated with jointly owned investments; the Company faces risks due to industry immaturity or limited comparable, competitive or established industry best practices; the Company faces risks related to its products; the Company’s business is subject to the risks inherent in agricultural operations; the Company faces risks related to its information technology systems and potential cyber-attacks and security breaches; the Company relies on third-party software providers for numerous capabilities we depend upon to operate, and a disruption of one or more of these systems could adversely affect our business; the Company faces an inherent risk of product liability or similar claims; the Company’s products may be subject to product recalls; the Company may face unfavorable publicity or consumer perception; the Company’s voting control is concentrated; the Company’s capital structure and voting control may cause unpredictability; and issuances of substantial amounts of the Super Voting Shares, Multiple Voting Shares, Subordinate Voting Shares may result in dilution. Further information on these and other potential factors that could affect the Company’s business and financial condition and the results of operations are included in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, and elsewhere in the Company’s filings with the SEC, which are available on the SEC’s website or at https://investors.gtigrows.com. Readers are cautioned not to place undue reliance on any forward-looking statements contained in this document, which reflect management’s opinions only as of the date hereof. Except as required by law, we undertake no obligation to revise or publicly release the results of any revision to any forward-looking statements. You are advised, however, to consult any additional disclosures we make in our reports to the SEC. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained in this document.

The Canadian Securities Exchange does not accept responsibility for the adequacy or accuracy of this release.

Investor Contact:

Mathew Faulkner

Chief Financial Officer

Andy Grossman
EVP, Capital Markets & Investor Relations
InvestorRelations@gtigrows.com
310-622-8257

Media Contact:
GTI Communications
media@gtigrows.com

Green Thumb Industries Inc.

Green Thumb Industries Inc.

Highlights from Unaudited Interim Condensed Consolidated Statements of Operations

For the Three Months Ended September 30, 2024, June 30, 2024 and September 30, 2023

	Three Months Ended
	September 30, 2024	June 30, 2024	September 30, 2023
	(Unaudited)	(Unaudited)	(Unaudited)

Revenues, net of discounts	$286,865	$280,147	$275,398
Cost of Goods Sold	(139,274)	(129,627)	(141,592)

Gross Profit	147,591	150,520	133,806

Expenses:
Selling, General, and Administrative	104,967	96,500	84,779
Total Expenses	104,967	96,500	84,779

Income From Operations	42,624	54,020	49,027

Other Income (Expense):
Other Income (Expense), net	(290)	2,464	(631)
Interest Income, net	2,665	2,314	1,576
Interest Expense, net	(5,296)	(5,981)	(4,639)

Total Other Income (Expense)	(2,921)	(1,203)	(3,694)

Income Before Provision for Income Taxes And Non-Controlling Interest	39,703	52,817	45,333

Provision For Income Taxes	30,922	31,899	34,526

Net Income Before Non-Controlling Interest	8,781	20,918	10,807

Net Income Attributable To Non-Controlling Interest	165	206	295

Net Income Attributable To Green Thumb Industries Inc.	$8,616	$20,712	$10,512

Net Income per share - basic	$0.04	$0.09	$0.05

Net Income per share - diluted	$0.04	$0.09	$0.05

Weighted average number of shares outstanding - basic	236,303,348	237,416,373	239,459,783

Weighted average number of shares outstanding - diluted	238,295,887	240,137,922	240,289,959

Green Thumb Industries Inc.

Green Thumb Industries Inc.

Highlights from the Unaudited Interim Condensed Consolidated Balance Sheet

(Amounts Expressed in Thousands of United States Dollars)

September 30,
2024
(Unaudited)
Cash and Cash Equivalents	$173,641
Other Current Assets	218,233
Property and Equipment, Net	695,666
Right of Use Assets, Net	245,978
Intangible Assets, Net	500,860
Goodwill	589,691
Other Long-term Assets	90,803
Total Assets	$2,514,872
Total Current Liabilities	$160,669
Notes Payable, Net of Current Portion and Debt Discount	246,182
Lease Liabilities, Net of Current Portion	260,790
Other long-Term Liabilities	72,510
Total Equity	1,774,721
Total Liabilities and Equity	$2,514,872

Green Thumb Industries Inc.

Green Thumb Industries Inc.

Supplemental Information (Unaudited) Regarding Non-GAAP Financial Measures

For the Three Months Ended September 30, 2024, June 30, 2024 and September 30, 2023

(Amounts Expressed in Thousands of United States Dollars)

EBITDA, and Adjusted EBITDA are non-GAAP measures and do not have standardized definitions under GAAP. We define each term as follows:

(1) EBITDA is defined as earnings before interest, taxes, other income or expense and depreciation and amortization.
(2) Adjusted EBITDA is defined as earnings before interest, taxes, depreciation, and amortization, adjusted for other income, non-cash share-based compensation, one-time transaction related expenses, or other non-operating (income) or costs.

The following information provides reconciliations of the supplemental non-GAAP financial measures, presented herein to the most directly comparable financial measures calculated and presented in accordance with GAAP. The Company has provided the non-GAAP financial measures, which are not calculated or presented in accordance with GAAP, as supplemental information and in addition to the financial measures that are calculated and presented in accordance with GAAP. These supplemental non-GAAP financial measures are presented because management has evaluated the financial results both including and excluding the adjusted items and believe that the supplemental non-GAAP financial measures presented provide additional perspective and insights when analyzing the core operating performance of the business. These supplemental non-GAAP financial measures should not be considered superior to, as a substitute for or as an alternative to, and should be considered in conjunction with, the GAAP financial measures presented.

	Three Months Ended
Adjusted EBITDA	September 30, 2024	June 30, 2024	September 30, 2023
	(Unaudited)	(Unaudited)	(Unaudited)
Net Income Before Noncontrolling Interest (GAAP)	$8,781	$20,918	$10,807
Interest Income, net	(2,665)	(2,314)	(1,576)
Interest Expense, net	5,296	5,981	4,639
Provision For Income Taxes	30,922	31,899	34,526
Other (Income) Expense, net	290	(2,464)	631
Depreciation and Amortization	28,492	27,985	25,628
Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) (non-GAAP measure)	$71,116	$82,005	$74,655
Share-based Compensation, Non-Cash	8,349	8,866	7,215
Acquisition, Transaction, and Other Non-Operating (Income) Costs	9,727	2,925	1,119
Adjusted EBITDA (non-GAAP measure)	$89,192	$93,796	$82,989